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                                                                     EXHIBIT 8.2

                      [CAHILL GORDON & REINDEL LETTERHEAD]



                               September 2, 1997


                                                                 (212) 701-3000

Dear Sirs:

        We hereby confirm the discussion set forth in the Joint Proxy Statement/ Prospectus for Burlington Resources Inc. ("BR") and The Louisiana Land and Exploration Company ("LL&E"), dated September 2, 1997, contained in the Registration Statement on Form S-4 of BR, which discussion is set forth under the heading "Certain U.S. Federal Income Tax Consequences of the Merger", subject to our receipt of the Officers' Certificates attached as Exhibits F and G to the Agreement and Plan of Merger by and among BR, BR Acquisition Corporation and LL&E, dated as of July 16, 1997 (the "Agreement"), and assuming the correctness of the assumptions referred to in the second paragraph of the form of our opinion attached as Exhibit E to the Agreement.

                                               Very truly yours,

                                               /s/ CAHILL GORDON & REINDEL

                                               CAHILL GORDON & REINDEL

The Louisiana Land and
  Exploration Company
909 Poydras Street
New Orleans, Louisiana 70160